EXHIBIT 23.0
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27629) pertaining to The Publishing Company of North America, Inc. 1996 Stock Plan of our report dated February 25, 2000, except for Note 12, as to which the date is March 6, 2000, with respect to the consolidated financial statements of The Publishing Company of North America, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.

ERNST & YOUNG LLP

Orlando, Florida
March 28, 2000